Exhibit 99.2
SUPERCONDUCTOR TECHNOLOGIES ANNOUNCES COST REDUCTION MEASURES

SANTA BARBARA, June 15, 2004 —Superconductor Technologies Inc. (Nasdaq: SCON) (“STI”) today announced it has implemented a cost reduction program involving the consolidation of its Sunnyvale facility, a reduction in workforce and other cost reduction measures. The company believes these prudent actions will lower the company’s breakeven point.

STI will consolidate its research and development operations in Sunnyvale into its Santa Barbara, California facility. STI is also reducing its total workforce by approximately 50 positions or approximately 20 percent. The workforce reduction includes reductions associated with the Sunnyvale facilities consolidation, as well as other strategic reductions throughout the organization. In addition, as part of the consolidation the company will accelerate the implementation of a new, lower cost wafer deposition process called Reactive CO-Evaporation (RCE). STI will record cash and non-cash restructuring charges of approximately $3.7 million for employee related costs, consolidation of facilities, a write-down of assets and other related costs. The majority of the restructuring charges will occur in the second quarter.

“We anticipate being able to achieve savings of approximately $1.7 million per quarter through this program,” said M. Peter Thomas, STI president and chief executive officer. “Our streamlined engineering force and the new RCE process are two crucial steps toward a more efficient STI. We feel these actions will allow us to use our cash more effectively, and, coupled with our recently strengthened balance sheet, improve our financial flexibility. We believe we are better positioned now to restore profitability more quickly.”

About Superconductor Technologies Inc.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI’s SuperLink™ Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink™ Rx, the company’s flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

Almost 4,000 SuperLink Rx systems have been shipped worldwide, logging in excess of 47 million hours of cumulative operation. In 2002 and 2003, STI was named to Deloitte & Touche’s prestigious Los Angeles Technology Fast 50 program, a ranking of the 50 fastest-growing technology companies in the Los Angeles area.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

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Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. STI has made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. STI’s forward-looking statements relate to future events or its future performance and include, but are not limited to, statements concerning future cost savings, business strategy, commercial revenues, market growth, capital requirements, product introductions, expansion plans and funding requirements. Other statements contained in this press release that are not historical facts are also forward-looking statements. STI has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed in forward-looking statements. They can be affected by many factors, including, the following: STI’s ability to expand its operations to meet anticipated product demands; the ability of STI’s products to achieve anticipated benefits for its customers; the anticipated growth of STI’s target markets; unanticipated delays in shipments to customers; and STI’s ability to restore profitability. STI refers interested persons to its SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. This includes the discussion under “Risk Factors” of its Prospectus Supplement dated May 21, 2004. Forward-looking statements are based on information presently available to senior management, and STI does not do not assume any duty to update our forward-looking statements.

Contact

For further information please contact: Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or Investor Relations, Lillian Armstrong, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

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